                                                                   Exhibit 10.11


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made as of the 30th day of April 2004 (the "Effective Date") (the "Agreement") by and between GOLDEN STAR RESOURCES LTD. (the "Company") and RICHARD Q. GRAY (the "Employee").

      WHEREAS the Company and the Employee are parties to an employment agreement dated October 1, 1999 (the "Employment Date") and the Company and the Employee now mutually agree to amend in its entirety and restate such agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.    Employment

(a) The Company shall employ the Employee, and the Employee shall serve in the employ of the Company and render exclusive and full-time services to the Company as Senior Vice President and Chief Operating Officer of the Company, and in such other offices of the Company or its affiliates as may be designated by the Board of Directors or the President and Chief Executive Officer, on the terms and conditions set forth in this Agreement and subject to the direction of the Company's President and Chief Executive Officer.

(b) The Employee shall not serve as a director, general partner or manager of any other entity without the prior written consent of the Board of Directors.

(c) The Employees principal place of business with respect to his services to the Company shall be in the Company's regional offices in Accra, Ghana. The Employee acknowledges that he will be required from time to time to travel and perform his duties in other locations and the Employee shall undertake such amount of travel away from his principal place of employment as may reasonably be necessary for the business of the Company. Subject to the completion of the Company's key development projects in Ghana in 2005 and the Employee being granted the required visa, the Employee's principal place of business with respect to his services to the Company shall be at its principal offices located in the metropolitan area of Denver, Colorado or such other location approved by the Board of Directors.

2.    Term of Employment

The Agreement shall become effective on the Effective Date. Unless the Employee's employment is terminated as provided in Section 5, the term of the Employee's employment under this Agreement (the "Term") shall be for one (1) year from May 1, 2004. The Term shall be extended automatically for successive one-year periods on May 1 of each year, beginning May 1, 2005, unless the Employee or the Company provides written notice to the other on or before the preceding February 1 of his or its intention not to extend the Term, in which case the Term shall end on April 30 of such year.

If the Company notifies the Employee of its intent not to extend the Term, the Agreement and the Employee's employment shall be deemed to have been terminated without cause pursuant to Section 5(b)(ii) and the Employee shall be entitled to the payments and other benefits set forth in Section 5(b)(ii).

3.    Services

The Employee shall devote his entire business time, best efforts, skills and attention to the Company in fulfilling his duties and responsibilities hereunder faithfully and diligently. The Employee shall assume and perform to the best of his abilities the responsibilities of Senior Vice President and Chief Operating Officer of the Company (as set forth in the Bylaws of the Company), as well as such other responsibilities as may be assigned to him by the Board of Directors and the President and Chief Executive Officer of the Company and as are appropriate to the offices he holds. The Employee will engage in no other business or activity for compensation except for the management of his personal investments and any business or activity with respect to which he has received the prior written consent of the Board of Directors. The Employee shall report to the Company's President and Chief Executive Officer.

4.    Compensation and Benefits

(a) The Company shall pay to the Employee, and the Employee hereby accepts, a salary (the "Base Salary") at the rate of U.S.$188,000 per annum. The Employee's salary may be increased from time to time by the Board of Directors of the Company during the term of the Agreement and, upon any increase, such increased salary shall then become the Base Salary. The Base Salary shall be payable in equal semi-monthly installments in arrears.

(b) The Employee shall be entitled to participate in the Company's Amended and Restated Stock Option Plan and in any successor option plan.

(c) The Employee shall be entitled to participate in the Company's Executive Management Performance Bonus Plan and in any successor bonus plan.

(d) The Employee shall be entitled to participate in such of the Company's benefit and deferred compensation plans as are from time to time available to executive officers of the Company, including medical and dental health plans, life and disability insurance plans, supplemental retirement programs and other fringe benefit plans (provided, however, that the Employee's benefits may be modified or the Employee may be denied participation in any such plan because of a condition or restriction imposed by law or regulation or third-party insurer or other provider relating to participation).

(e) The Employee shall be entitled to participate in any and all applicable group savings or retirement plans, or other fringe benefits of the Company as established by the Company from time to time in which executive officers are eligible to participate, provided that the Employee shall have fulfilled all eligibility requirements for such benefits.

(f) The Company shall reimburse the Employee for all reasonable and documented travel, entertainment and other business expenses actually and properly incurred by him in connection to his duties hereunder. The Employee shall render expense accounts requesting reimbursements of his expenses hereunder within a reasonable period of time following such expense and in accordance with such documentation and verification as the President and Chief Executive Officer of the Company may from time to time require.


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
(g) The Employee shall be entitled to four weeks of paid vacation during each year of employment hereunder at such time or times as may be selected by the Employee and approved by the President and Chief Executive Officer, and as are in accordance with the Company's policies and reasonable operating requirements. The Employee shall be entitled to all holidays applicable to all employees of the Company.

(h) The Employee shall only qualify for the "fringe benefits" detailed under 4
(d), (e), and (g) when the Employee's principal place of business with respect to his services to the Company is in Denver, Colorado. During the period, that the Employee's principal place of business with respect to his services to the Company is in Accra, Ghana, the Employee's Employment will also be governed by the benefits and other entitlements provided in the General Conditions of Contract (for Expatriate Employees), as modified from time to time, and the Particular Conditions of Contract. In the event of any conflict between this Agreement and the General Conditions of Contract, the General Conditions of Contract shall take precedence over this Agreement on all terms and conditions related to benefits and this Agreement shall take precedence on all other terms and conditions.

5.    Termination

The Agreement and Employee's employment may be terminated in the following manner. In each case, the Company shall have no obligations to the Employee following termination pursuant to Section 5, other than as set forth in this Agreement and as provided in any benefit plans in which the Employee is a participant at the date of termination.

(a)   Upon Retirement:

      (i) Except as provided otherwise in Section 5(a)(ii), Employee's employment shall automatically terminate upon the Employee's sixty-fifth birthday.

      (ii) Upon recommendation from the President and Chief Executive Officer, the Board of Directors may, on or before the Employee's sixty-fifth birthday and each subsequent birthday, approve the extension of his employment and this Agreement for one year, until his next birthday.

      (iii) At the time of termination, the Employee shall be paid in a lump sum payment all accrued salary, any benefits then due and payable under any plans of the Company in which the Employee is a participant (in accordance with the provisions of the applicable plan), accrued vacation pay and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the effective date of termination ("Accrued Compensation").

(b)   By the Company:

      (i) for cause, immediately upon notice in writing from the Company to the Employee. For purposes of this Agreement, "cause" shall mean:
            (1) unless resulting from disability as defined in Section 5(b)(iv), the Employee's material breach of any terms of this Agreement, if such material breach has not been cured within thirty (30) days following written notice of such breach to the Employee from the Company setting forth with specificity the nature of the breach or, if cure cannot reasonably be effected within such 30-


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
            day period, if the Employee does not commence to cure the breach within such 30-day period and thereafter pursue such cure continuously and with due diligence until cure has been fully effected; (2) the Employee's willful dishonesty towards, fraud upon, crime against, bad faith action with respect to, deliberate or attempted injury to, or gross misconduct or material noncompliance with the Company's policies and procedures which is materially injurious to the Company; (3) the Employee's conviction for any felony crime (whether in connection with the Company's affairs or otherwise); or (4) the Employee's failure to comply with any lawful directive of the Board of Directors, the failure to comply with which is stated in such directive to be grounds for termination. At the time of termination, the Company shall pay the Accrued Compensation to the Employee.

      (ii) without cause, at any time upon the giving of seven days prior written notice by the Company to the Employee or the Company's election not to extend the Term of the Agreement pursuant Section 2. The Company shall pay to the Employee in cash or cash equivalent acceptable to the Employee, in a lump sum at the time of termination, Accrued Compensation plus severance compensation ("One Year Severance Compensation") in an amount equal to one times the sum of (1) the Employee's then current Base Salary, (2) the average of the target bonus for the Employee for the current year and the bonus paid to the Employee for the previous year, (3) the amount of employer contributions contributed to the Employee's account for the most recent plan year before the termination date, under Administaff Retirement Services (ARS) 401k Plan or any successor plan and (4) the amount paid by the Company for welfare benefits on behalf of the Employee for the most recent year.

      (iii) immediately and without notice upon the death of the Employee, in which case the Company shall have no further obligation to the Employee's estate or representatives other than to pay Accrued Compensation up to and including the end of the month in which death occurred.

      (iv) at any time upon 90-day notice in writing from the Company to the Employee, if the Employee shall by reason of disability have failed to perform his duties under the Agreement. During the 90-day notice period, the Employee shall be considered a full-time employee of the Company. The Employee's disability means his incapacity due to physical or mental illness such that he is unable to perform his previously assigned duties where (1) such incapacity has been determined to exist by either (x) the Company's disability insurance carrier or (y) the concurring opinions of two licensed physicians (one selected by the Company and one by the Employee) or (2) the Employee has failed for any three consecutive months in any calendar year or for six months in the aggregate in any two successive calendar years to have performed substantially all of his duties under this Agreement by reason of physical or mental illness, as determined by the Board of Directors. Any such separation for disability shall be only as not prohibited by the Americans with Disabilities Act. The Company shall pay to the Employee in a lump sum at the time of termination (x) Accrued Compensation, (y) such other payments as may be then due under any disability insurance policy of the Company in accordance with the terms of such policy and (z) payment to the Employee of an amount equal to the cost of COBRA coverage for the Employee to continue to participate in applicable benefit plans for one year.

(c)   By the Employee:

      (i) for material breach of this Agreement by the Company, immediately upon notice in writing from the Employee to the Company, in which case the Employee shall have no further obligation to the Company, and the Company shall make a lump sum payment to the Employee in cash or cash equivalent acceptable to the Employee at the time of termination, of Accrued Compensation plus One Year Severance Compensation. For purposes of this clause, "material breach" shall include:

            (aa) the reduction by the Company of the Employee's Base Salary or other benefits;

            (bb) the non-payment of compensation and provision of benefits when, as and if due within 10 business days of written notice to the Company by the Employee that such payment was not made when due;

            (cc) the material reduction by the Company of the Employee's responsibilities or title; and

            (dd)  the failure of a successor entity to adopt this Agreement.

      (ii) voluntarily, if Sections 5(b)(i), 5(b)(ii), 5(c)(i) or 6 are not applicable, at any time upon three months' notice in writing to the Company, in which case the Company shall pay to the Employee in a lump sum at the time of termination Accrued Compensation up to and including the date of termination. The Company may waive the requirement of written notice or the notice period in whole or in part, in which case the Company shall pay to the Employee in a lump sum at the time of termination an amount equal to Accrued Compensation through the date on which termination would have occurred had the notice not been waived.

(d) Upon any termination of employment as set forth in this Section 5 or 6, the Employee shall, unless otherwise advised by the Company, do the following:

      (i) immediately resign all offices held (including directorships, if any) in the Company (and any subsidiary or other affiliated company of the Company and any entity in which Employee holds office at the direction of the Company) and, except as provided in this Agreement, the Employee shall not be entitled to receive any additional severance payment or additional compensation for loss of office or otherwise by reason of the resignation. If the Employee fails to resign as described herein, the Company is irrevocably authorized to appoint any other person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to such resignation; and

      (ii) promptly return to the Company all books of account, computer files, maps, records, reports and other documents, materials and property of the Company in the possession or control of the Employee.

(e) All amounts payable in cash or cash equivalent acceptable to Employee under this Section 5 shall, within seven days of termination, at the option of the Company be delivered to the Employee personally or be mailed to the Employee at the address referred to in Section 11(d).


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
6.    Change of Control

      (a) In the event of a Termination Upon a Change in Control, the Company shall immediately pay to the Employee in a lump sum payment Accrued Compensation and Change of Control Severance. For the avoidance of doubt, a Termination Upon a Change of Control shall not constitute a termination under Section 5 of this Agreement, and the Employee shall not be entitled to any payment or benefits under Section 5. The Company shall have no further obligation to the Employee except as provided under this Agreement and in any benefit plans in effect at the date of termination which are applicable to Employee.

            (i) "Termination Upon a Change in Control" shall mean a termination of the Employee without cause within 12 months following a Change in Control (as defined below) or a termination by the Employee for Good Reason within 12 months following a Change in Control.

            (ii) "Good Reason" shall mean any of the following (without the Employee's express written consent):

                  (1) the assignment to the Employee by the Company of duties inconsistent with, or a substantial alteration in the nature or status of, the Employee's responsibilities immediately prior to a Change in Control;

                  (2) a reduction by the Company in the Employee's compensation or benefits as in effect on the date of a Change in Control;

                  (3) a relocation of the Company's principal offices to a
            location outside the Denver, Colorado metropolitan area, or the Employee's relocation to any place other than the Denver, Colorado offices of the Company, except for reasonably required travel by the Employee on the Company's business provided that this clause shall have no effect while the Employee is based in Accra, Ghana and until such time that the Employee is required to, and relocates to Denver, Colorado;

                  (4) any material breach by the Company of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice of such breach by the Employee to the Company setting forth with specificity the nature of the breach; or

                  (5) any failure by the Company to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Company.

            (iii) A "Change in Control" shall be deemed to have occurred if (1) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than thirty percent (30%) of the then outstanding voting stock of the Company; or (2) persons who are Incumbent Directors cease to constitute a majority of the Board of Directors; or (3) the stockholders of the Company approve a merger, consolidation or amalgamation of the Company with any other corporation, other than a merger, consolidation or amalgamation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation, or (4) the stockholders approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets in one or a series of related transactions.

      (iv) "Incumbent Director" means any person who serves on the Board of Directors of the Company as of the date of this Agreement and any person who is added to the Board thereafter with the approval of a majority of the persons who are then Incumbent Directors.

      (v) "Change of Control Severance" means an amount equal to (a) two times the sum of (1) the Employee's Base Salary for the calendar year in which the termination became effective, (2) the average of the target bonus for the Employee for the current calendar year and the bonus paid to the Employee for the previous year, (3) the amount of employer contributions contributed to the Employee's account for the most recent plan year before the termination date, under Administaff Retirement Services (ARS) 401k Plan or any successor plan, and
(4) the amount paid by the Company for welfare benefits on behalf of the Employee for the most recent year, plus (b) a portion of the target bonus for the Employee for the current calendar year which is pro rata to the portion of such year prior to the Employee's Change of Control Termination.

(b) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6(b)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the U.S. Tax Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes imposed upon the Gross-Up Payment (including any state and federal income taxes and Excise Taxes, and interest and penalties imposed with respect to such taxes), the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Notwithstanding the foregoing provisions of this Section 6(b), if it shall be determined that the Employee is entitled to a Gross-Up Payment, but that the Payments do not exceed by more than $50,000 the greatest amount (the "Reduced Amount") that could be paid to the Employee such that the receipt of Payments could not give rise to any excise tax, then no Gross-Up Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

If the Employee receives a Gross-Up Payment pursuant to Section 6(b), the Employee shall take any position requested by the Company on the Employee's federal income tax return with respect to the treatment of the Payment from the Company and any Gross-up Payment (such position being, a "Requested Position"), provided the Company shall, at the request of the Employee, provide the Employee with an opinion from a nationally recognized accounting or law firm that there is "substantial authority" for the Requested Position within the meaning of IRC
Section 6662. The Company shall indemnify the Employee for any tax, penalty and interest incurred by the employee as a result of taking the Requested Position. The amount for which the Employee is indemnified under the preceding sentence (the "Indemnified Amount") shall be computed on an after-tax basis, taking into account any income or other taxes. The Employee shall keep the Company informed of all developments in any audit with respect to a Requested Position. Upon payment of the Indemnified Amount, or (if the Indemnified Amount is not yet payable) upon the Company's written affirmation, in form and substance reasonably satisfactory to the Employee, of the Company's obligation to indemnify the Employee with respect to the Requested Position, the Company shall be entitled, at its sole expense, to control the contest regarding the disallowance or proposed disallowance of the Requested Position, and the Employee agrees to cooperate in connection with such contest, including, without limitation, executing powers of attorney and other documents at the reasonable request of the Company. The Indemnified Amount shall be payable whenever an amount is payable to the Internal Revenue Service as a result of the disallowance of a Requested Opinion. Following payment by the Company of the Indemnified Amount, if the Requested Position is sustained by the Internal Revenue Service or the courts, the Company shall be entitled to any resulting refund of taxes, interest and penalties that were properly attributable to the Indemnified Amount.

(c) In the event of a Termination Upon a Change of Control, the Company shall, at its sole expense, provide the Employee with outplacement services, the scope and provider of which shall be selected by the Employee in his sole discretion and the cost of which shall not exceed an amount equal to 10% of the Employee's then current Base Salary.

7.    Acceleration and Vesting of Stock Options

All of the stock options granted to the Employee under the stock option plan of the Company or any of its subsidiary companies shall become immediately exercisable and vested and shall remain exercisable for a period of 12 months from the date of termination of the Employee (a) upon a Change of Control or (b) if after the first anniversary of the Effective Date (i) the Board of Directors of the Company shall fail at any given time to elect the Employee as a Vice-President of the Company or to an executive position possessing comparable duties and responsibilities or (ii) should the Company terminate the Agreement or the employment of the Employee without cause. Notwithstanding any of the foregoing, under no circumstances shall an option remain exercisable for more than 10 years after the date it was granted.

8.    Confidentiality and Restrictive Covenant

The Employee acknowledges that as a condition of his employment he is required to maintain the confidentiality of the Company's confidential and proprietary information and, accordingly, acknowledges that he is a party to and continues to be bound by the Confidentiality and Restrictive Covenant Agreement dated as of April 30, 2004 between the Company and the Employee.

9.    Company Policies

The Employee agrees to comply with the written policies of the Company, including the Code of Ethics for Directors, Senior Executive and Financial Officers and other Executive Officers and the Business Conduct and Ethics Policy (including the Insider Trading Policy). The Company shall promptly notify the Employee of any modifications to its policies.

10.   Miscellaneous

(a) The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such terms, covenants or conditions, and the waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

(b) Should a court or other body of competent jurisdiction determine that any provision of this Agreement is invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws, and each of the parties submits to the non-exclusive jurisdiction of the courts of the State of Colorado.

(d) Any and all notices referred to herein shall be in writing and may be delivered by mail, by facsimile transmission or by hand. Notice shall be deemed given five days after mailing, if mailed in the United States by registered mail, on the date of actual receipt if given by facsimile transmission, or on the date of delivery, if delivered by hand.

Address for mailing, telecopy or delivery by hand shall be as follows:

      -     To the Employee:

                  Richard Q. Gray
                  "Hillcrest", 74 Downs Wood,
                  Epson Downs Surrey
                  KT18 5UL
                  UNITED KINGDOM
                  Fax:     44 (908) 781-0153

      -     To the Company:

                  10901 W. Toller Drive, Suite 300
                  Littleton CO 80127
                  UNITED STATES
                  Attention: President and CEO
                  Fax:     1 (303) 830-9094

or such other address as either party may from time to time designate in writing.

(e) The parties hereby agree that any dispute or controversy arising out of or relating to this Agreement, the Employee's employment with the Company, or the termination or cancellation of that employment or this Agreement, including without limitation any claim by the Employee under any federal, state or local law or statute regarding discrimination in employment, shall be settled by arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in force. The hearing on any such arbitration shall be held in Denver, Colorado. If such Commercial Arbitration Rules and practices shall conflict with the Colorado Rules of Civil Procedure or any other provisions of Colorado law then in force, such Colorado rules and provisions shall govern. Arbitration of any such dispute or controversy shall be a condition precedent to any legal action thereon. This submission and agreement to arbitration shall be specifically enforceable.

Within thirty (30) days after the receipt by one party of a written notice to arbitrate delivered by the other party, the parties shall mutually select the arbitrator. If the parties cannot agree on such arbitrator, the selection of the arbitrator shall be made in accordance with the procedures of the American Arbitration Association.

Awards shall be final and binding on all parties to the extent and in the manner provided by Colorado law. Each award shall expressly entitle the prevailing party to recover such party's attorneys' fees and costs, and the award shall specifically allocate such fees and costs between the parties. All awards may be filed by any party with the Clerk of the District Court in the City and County of Denver, Colorado, and an appropriate judgment entered thereon and execution issued therefore. At the election of any party, said award may also be filed, and judgment entered thereon and execution issued therefore, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or its property.

(f) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee, provided that a deceased Employee's right to payment hereunder may be assigned by will or the laws of descent and distribution.

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise.

(g) This Agreement supersedes any and all prior written and oral employment agreements between the Company and the Employee and, together with the Confidentiality and Restrictive Covenant Agreement between the Company and Employee dated April 30, 2004, represents the entire agreement between the parties and may be amended, modified, superseded, or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall not affect the right at a later time to enforce the same.

(h) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

(i) All compensation and benefits to the Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year appearing on page one of this Agreement.

GOLDEN STAR RESOURCES LTD.

By:      /s/ Peter J. Bradford
         -------------------------------------   ---------------------------
Name:    Peter Bradford                          Witness
Title:   President and Chief Executive Officer



/s/ Richard Q. Gray
----------------------------------------------   ---------------------------
Richard Q. Gray                                  Witness

                           GOLDEN STAR RESOURCES LTD.

               CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT

THIS CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT, made as of the 30th day of April 2004 (the "Effective Date") (the "Agreement") by and between GOLDEN STAR RESOURCES LTD. (the "Company") and RICHARD Q. GRAY (the "Employee").

      WHEREAS the Company and the Employee are parties to an employment agreement dated as of April 30, 2004 (the "Employment Date").

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

In connection with your employment with Golden Star Resources Ltd. and its affiliates (collectively the "Company"), you have access to financial, operating, technical and other information concerning the Company and its mining assets and specifically, but not limited to, the properties of the Company, or access to confidential records of the Company containing such information, some of which has not previously been made available to the public at large prior to the date hereof ("Confidential Information").

You understand that Confidential Information received by you in the course of your employment with the Company is considered by the Company to be confidential in nature and you will treat it as such. In consideration for being employed by the Company as aforesaid, you agree to the covenants that follow and you will not, without the express written consent of the Company, use Confidential Information for any purpose other than to provide the employment services for which you were hired.

The term "person" as used herein shall be interpreted very broadly and shall include without limitation any corporation, company, partnership or individual.

You agree that you will not, either during the term of your employment with the Company, or at any time thereafter, disclose or reveal in any manner whatsoever, the Confidential Information to any other person, except as required to carry out the terms of your employment, nor shall you make any use thereof, directly or indirectly, for any purpose other than the purposes of the Company, and you shall not disclose or use for any purposes, other than those of the Company, the Confidential Information.

You are hereby advised that there are restrictions on the purchase of securities imposed by applicable Canadian and United States securities laws and other domestic and foreign laws relating to the possession of material information about a public company that has not previously been made available to the public at large.

In the event that your employment with the Company is terminated for any reason whatsoever, you agree that you shall return to the Company, promptly upon the Company's written request therefor, any documents, photographs, magnetic tapes and other property containing Confidential Information which were received by you pursuant hereto without retaining copies thereof.

The provisions of this letter agreement relating to Confidential Information will not apply to any part of such Confidential Information which you can clearly demonstrate to the reasonable satisfaction of the Company is now or subsequently becomes part of the public domain through no violation of this letter agreement, or was in your lawful possession prior to its disclosure to you by the Company.

You shall not, without the Company's prior written approval, at any time during the period of your employment and within two (2) years following the termination of your employment with the Company, either individually or with any other person, whether as principal, agent, shareholder, officer, advisor, manager, employee or otherwise, (a) solicit, recruit or employ any person who is a full time employee of the Company; (b) make use of any of the Confidential Information; (c) acquire, lease or otherwise obtain or control any beneficial, direct or indirect interest in mineral rights or other rights or lands within twenty five (25) kilometers of any mineral property in which the Company holds, contemplates acquiring or is negotiating to acquire an interest at the time of termination; or (d) provide service to any entity that occupies land within twenty five (25) kilometers of any mineral property in which the Company holds, contemplates acquiring or is negotiating to acquire an interest at the time of termination.

If, notwithstanding the prohibition set forth in the preceding paragraph, you acquire, lease or otherwise obtain or control any interest, directly or indirectly, in breach of the preceding paragraph, you shall notify the Company of such acquisition within the thirty (30) days immediately following the date of such acquisition and you agree, upon demand by the Company, to convey or cause to be conveyed such interest to the Company as soon as practicable thereafter, in consideration of the payment by the Company to you of the sum of $1.00.

You acknowledge that the Company would not have an adequate remedy at law for monetary damages in the event that the covenants referred to above are not performed in accordance with their terms and therefore agree that the Company shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other right, power or privilege hereunder.

Should any provision or provisions of this Agreement be illegal or not enforceable, it or they shall be considered separate and severable from this Agreement and its remaining provisions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year appearing on page one of this Agreement.

GOLDEN STAR RESOURCES LTD.

By:      /s/ Peter J. Bradford
         -------------------------------------   ---------------------------
Name:    Peter Bradford                          Witness
Title:   President and Chief Executive Officer


/s/ Richard Q. Gray
----------------------------------------------   ---------------------------
Richard Q. Gray                                  Witness


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